                              Exhibit (99-3)
                              --------------


          Directors and Officers (Second) Excess Liability Policy

PARK INTERNATIONAL LIMITED



                  A.C.E. INSURANCE COMPANY (BERMUDA) LTD.


             DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY


THIS IS A CLAIMS MADE POLICY. Except as otherwise provided herein, this policy covers only claims first made against the Insureds during the Policy Period. PLEASE READ THIS POLICY CAREFULLY.


                               DECLARATIONS
                               ____________

                                                      Policy No.:  PG-6797D


Item 1. Insured Company: THE PROCTER & GAMBLE COMPANY Principal Address: One Procter & Gamble Plaza
                                                 Cincinnati, Ohio 45202
                                                 U.S.A.


Item 2.                       Schedule of Underlying Policies:

                      Insurer    Policy           Limits    Policy
                                 Number                     Period
                      _______    ______           ______    ______

     Primary Policy   CODA       PG-106C          $25M      6/30/93-96

     Excess Policies  X.L.       XLD&O-00364-93   $25M      6/30/93-94


     Uninsured retention under primary insurance: $NIL each Insured Person each Loss, but in no event exceeding $NIL in the aggregate each Loss for all Insured Persons and $ N/A each Loss for the Insured Company.


Item 3.        Followed Policy:                              Insurer:  CODA
                                                       Policy No.:  PG-106C


Item 4.        Policy Period:                From 12:01 A.M.  JUNE 30, 1993
                                             To 12:01 A.M.    JUNE 30, 1994

                                            Greenwich Mean Time

D & 0 12-88 (B)                      1

Item 5. Aggregate Limit of Liability $50,000,000 U.S. dollars each Policy Year for all Loss paid on behalf of all Insureds arising from all claims first made during such Policy Year.


Item 6.        One Year Premium:  $140,000

               Three Year Premium:  $ N/A
               (Prepaid)

               Discovery Period Premium:  100% of the Policy Period Premium


Item 7.        Insurer:  A.C.E. Insurance Company (Bermuda) Ltd.
                         P.O. Box HM 1015
                         Hamilton, Bermuda HM DX
                         Telex:  3543 ACEILBA
                         Telecopy:  (809) 295-5221


Countersigned at Hamilton, Bermuda:


Date:  March 15, 1994                   /s/CHARLES D. SMITH
                                        Authorized Representative


THESE DECLARATIONS, TOGETHER WITH THE COMPLETED AND SIGNED APPLICATION AND THE POLICY FORM ATTACHED HERETO, CONSTITUTE THE INSURANCE POLICY.

D & O 12-88 (B)                      2

I.   INSURING CLAUSE

     In consideration of the payment of the premium and in reliance upon all statements made in the application form including the information furnished in connection therewith, and subject to all terms, conditions, exclusions and limitations of this policy, the Insurer agrees to provide insurance coverage to the Insured Persons and, if applicable, the Insured Company in accordance with the terms, conditions, exclusions and limitations of the Followed Policy.

II.  LIMIT OF LIABILITY

     A. It is expressly agreed that liability for any covered Loss with respect to claims first made in each Policy Year shall attach to the Insurer only after the insurers of the Underlying Policies, the Insured Company and/or the Insured Persons shall have paid, admitted or been held liable to pay the full amount of the Underlying Limit for such Policy Year. The Insurer shall then be liable to pay only covered Loss in excess of such Underlying Limit up to its Aggregate Limit of Liability as set forth in Item 5 of the Declarations, which shall be the maximum aggregate liability of the Insurer under this policy with respect to all claims first made in each Policy Year against all Insured Persons irrespective of the time of payment by the Insurer.

     B. Multiple claims based upon or arising out of the same, repeated, interrelated or causally connected Wrongful Acts, whether made against the same or different Insured Persons, shall be deemed to be a single claim first made in the earliest Policy Year in which the first of such multiple claims is made against any Insured Person; the Aggregate Limit of Liability shall apply only once to such multiple claims.

     C. In the event and only in the event of the reduction or exhaustion of the Underlying Limit by reason of the insurers of the Underlying Policies, the Insured Company and/or the Insured Persons paying, admitting or being held liable to pay Loss otherwise covered hereunder, this policy shall: (i) in the event of reduction, pay excess of the reduced Underlying Limit, and (ii) in the event of exhaustion, continue in force as primary insurance; provided always that in the latter event this policy shall only pay excess of the retention applicable to the primary insurance as set forth in Item 2 of the Declarations, which retention shall be applied to any subsequent Loss in the same manner as specified in such primary insurance.

     D. Notwithstanding any of the terms of this policy which might be construed otherwise, this policy shall drop down only in the event of reduction or exhaustion of the Underlying Limit and shall not drop down for any other reason including, but not limited to, uncollectability (in whole or in part) of any underlying insurance. The risk of uncollectability of such underlying insurance (in whole or in part) whether because of financial impairment or insolvency of an underlying insurer or for any other reason, is expressly retained by the Insured Persons and the Insured Company and is not in any way or under any circumstances insured or assumed by the Insurer.


III. UNDERLYING INSURANCE

     A. This policy is subject to the same warranties, terms, conditions, exclusions and limitations (except as regards the premium, the amount and limits of liability, the policy period and except as otherwise provided herein) as are contained in or as may be added to the Followed Policy.

     B. It is a condition of this policy that the Underlying Policies shall be maintained in full effect with solvent insurers during the policy period listed in Item 2 of the Declarations except for any reduction or exhaustion of the aggregate limits contained therein by reason of Loss paid thereunder (as provided for in Section II(C) above). Unless the Insurer otherwise agrees in writing, this policy shall: (i) immediately and automatically terminate on the date any of the Underlying Policies ceases to be in full effect; and (ii) automatically terminate 30 days following the date an insurer of any Underlying Policy becomes subject to a receivership, liquidation, dissolution, rehabilitation or any similar proceeding or is taken over by any regulatory authority unless the Insured Company obtains replacement coverage for such Underlying Policy within such 30 day period. In the event this policy automatically terminates pursuant to this Section III(B), the Insurer shall retain the pro-rata proportion of the premium. Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of such termination, but such payment shall be made as soon as practicable.

D & O 12-88 (B)                      3

     C. If during the Policy Period or any discovery period the terms, conditions, exclusions or limitations of the Followed Policy are changed in any manner, the Insured Company or the Insured Persons shall as a condition precedent to their rights under this policy give to the Insurer as soon as practicable written notice of the full particulars thereof. This policy shall become subject to any such changes upon the effective date of the changes in the Followed Policy, provided that the Insured Company shall pay any additional premium reasonably required by the Insurer for such changes.

IV.  GENERAL CONDITIONS

     A. Discovery Period: If the Insurer or the Insured Company fails or refuses to renew or cancels this policy, or if this policy automatically terminates pursuant to Section III(B), the Insured Company or the Insured Persons shall have the right, upon payment of an additional premium as set forth in Item 6 of the Declarations, to elect an extension of the coverage granted by this policy, but only for any Wrongful Act committed, attempted or allegedly committed or attempted prior to the effective date of such nonrenewal, cancellation or termination. Any such election shall be made in writing in the time and manner and for the discovery period stated in the Followed Policy.

     B. Application of Recoveries: All recoveries or payments recovered or received subsequent to a Loss settlement under this policy shall be applied as if recovered or received prior to such settlement and all necessary adjustments shall then be made between the Insured Company or the Insured Person and the Insurer, provided always that the foregoing shall not affect the time when Loss under this policy shall be payable.

     C. Notice: All notices to the Insurer under any provisions of this policy shall be given by prepaid courier or electronic service properly addressed to the Insurer at its address as shown in the Declarations. Notice so given shall be deemed to be received by the Insurer on the next succeeding day.

     D. Cooperation: The Insured Company and the Insured Persons shall give the Insurer such information and cooperation as it may reasonably require.

     E. Premium: The premium under this policy is a flat premium and is not subject to adjustment except as otherwise provided herein. The premium shall be paid to the Insurer at its address as shown in the Declarations.

     F. Cancellation Clause: This policy may be cancelled by the Insured Company at any time by written notice or surrender of this policy to the Insurer. This policy may also be cancelled by, or on behalf of, the Insurer by delivering to the Insured Company or by mailing to the Insured Company by registered, certified or other first class mail, at the address shown in the Declarations, written notice stating when, not less than (365) days thereafter, the cancellation shall become effective. The mailing of such notice as aforesaid shall be sufficient proof of notice, and this policy shall terminate at the date and hour specified in such notice. If this policy shall be cancelled by the Insured Company, the Insurer shall retain the customary short rate proportion of premium hereon. If this policy shall be cancelled by or on behalf of the Insurer, the Insurer shall retain the pro-rata proportion of the premium hereon. Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of cancellation, but such payment shall be made as soon as practicable.

     G. Capacity: Notwithstanding any other provision of this policy, coverage hereunder shall not apply with respect to a Wrongful Act by any Insured Person in his capacity as director or officer of the Insurer.

     H. Changes: Notice to or knowledge possessed by any person shall not effect waiver or change in any part of this policy or estop the Insurer from asserting any right under the terms of this policy; nor shall the terms of this policy be waived or changed, except by endorsement issued to form a part hereof, signed by the Insurer or its authorized representative.

     I. Arbitration: Any dispute arising under or relating to this policy, or the breach thereof, shall be finally and fully determined in Hamilton, Bermuda under the provisions of the Bermuda Arbitration Act of 1986, as amended and supplemented, by an Arbitration Board composed of three arbitrators who shall be disinterested and active or retired business executives having knowledge relevant to the matters in dispute, and who shall be selected for each controversy as follows:

          Either party to the dispute, once a claim or demand on its part has been denied or remains unsatisfied for a period of twenty (20) calendar days by the other party, may notify the other party of its desire to arbitrate the matter in dispute and at the time of such notification the party desiring arbitration shall notify the other party of the name of the arbitrator selected by it. The other party who has been so

D & O 12-88 (B)                      4
          notified shall within ten (10) calendar days thereafter select an arbitrator and notify the party desiring arbitration of the name of such second arbitrator. If the party notified of a desire for arbitration shall fail or refuse to nominate the second arbitrator within ten (10) calendar days following the receipt of such notification, the party who first served notice of a desire to arbitrate will, within an additional period of ten (10) calendar days, apply to the Supreme Court of Bermuda for the appointment of a second arbitrator and in such a case the arbitrator appointed by the Supreme Court of Bermuda shall be deemed to have been nominated by the party who failed to select the second arbitrator. The two arbitrators, chosen as above provided, shall within ten (10) calendar days after the appointment of the second arbitrator choose a third arbitrator. In the event of the failure of the first two arbitrators to agree on a third arbitrator within the said ten (10) calendar day period, either party may within a period of ten (10) calendar days thereafter, after notice to the other party, apply to the Supreme Court of Bermuda for the appointment of a third arbitrator and in such case the person so appointed shall be deemed and shall act as the third arbitrator. Upon acceptance of the appointment by said third arbitrator, the Arbitration Board for the controversy in question shall be deemed fixed.

          The Arbitration Board shall fix, by a notice in writing to the parties involved, a reasonable time and place for the hearing and may in said written notice or at the time of the commencement of said hearing, at the option of said Arbitration Board, prescribe reasonable rules and regulations governing the course and conduct of said hearing.

          The Board, shall, within ninety (90) calendar days following the conclusion of the hearing, render its decision on the matter or matters in controversy in writing and shall cause a copy thereof to be served on all parties thereto. In case the Board fails to reach a unanimous decision, the decision of the majority of the members of the Board shall be deemed to be the decision of the Board.

          Each party shall bear the expense of its own arbitrator. The remaining cost of the arbitration shall be borne equally by the parties to such arbitration.

          All awards made by the Arbitration Board shall be final and no right of appeal shall lie from any award rendered by the Arbitration Board. The parties agree that the Supreme Court of
          Bermuda: (i) shall not grant leave to appeal any award based upon a question of law arising out of the award; (ii) shall not grant leave to make an application with respect to an award; and (iii) shall not assume jurisdiction upon any application by a party to determine any issue of law arising in the course of the arbitration proceeding, including but not limited to whether a party has been guilty of fraud.

          All awards made by the Arbitration Board may be enforced in the same manner as a judgment or order from the Supreme Court of Bermuda and judgment may be entered pursuant to the terms of the award by leave from the Supreme Court of Bermuda.

          The Insurer and the Insureds agree that in the event that claims for indemnity or contribution are asserted in any action or proceeding against the Insurer by any of the Insureds' other insurers in any jurisdiction or forum other than that set forth in this clause, the Insureds will in good faith take all reasonable steps requested by the Insurer to assist the Insurer in obtaining a dismissal of these claims (other than on the merits) and will, without limitation, undertake to the court or other tribunal to reduce any judgment or award against such other insurers to the extent that the court or tribunal determines that the Insurer would have been liable to such insurers for indemnity or contribution pursuant to this policy. The Insureds shall be entitled to assert claims against the Insurer for coverage under this policy, including, without limitation, for amounts by which the Insureds reduced its judgment against such other insurers in respect of such claims for indemnity or contribution, in an arbitration between the Insurer and the Insureds pursuant to this clause; provided, however, that the Insurer in such arbitration in respect of such reduction of any judgment shall be entitled to raise any defenses under this policy and any other defenses (other than jurisdictional defenses) as it would have been entitled to raise in the action or proceeding with such insurers.

     J. Governing Law and Interpretation: This policy shall be construed and enforced in accordance with the internal laws of the State of New York (with the exception of Section IV(i), which shall be construed and enforced in accordance with the laws of Bermuda), except insofar as such laws may prohibit payment hereunder in respect of punitive damages; provided, however, that the terms, conditions, exclusions and limitations of this policy are to be construed in an evenhanded fashion as between the Insureds and the Insurer. Without limitation, where the language of this policy is deemed to be ambiguous or otherwise unclear, the issues shall be resolved in the manner most consistent with the relevant terms, conditions, exclusions and limitations (without regard to authorship of the

D & O 12-88 (B)                      5
          language, without any presumption or arbitrary interpretation or construction in favour of either the Insureds or the Insurer and without reference to parol evidence).

     K. Liability of the Company: The Insured Company, the Insured Persons and the Insurer agree that the liability and obligations of the Insurer hereunder shall be satisfied from the funds of the Insurer alone and that the individual shareholders of the Insurer shall have no liability hereunder to the Insured Company or the Insured Persons.

     L. Headings: The descriptions in the headings and sub-headings of this policy are inserted solely for convenience and do not constitute any part of the terms or conditions hereof.

     M. Currency: The premiums and any Loss under this policy are payable in United States currency.

     N. Assignment: Assignment of interest under this policy shall not bind the Insurer unless and until its consent is endorsed hereon.

V.   DEFINITIONS

     A. The terms "Wrongful Act" and "Loss" shall have the same meanings in this policy as are attributed to them in the Followed Policy. The terms "Insurer", "Followed Policy", "Underlying Policies", "Policy Period" and "Aggregate Limit of Liability" shall have the meanings attributed to them in the Declarations.

     B. The term "Insured Persons" shall mean those directors, officers and other individuals insured by the Followed Policy.

     C. The term "Insured Company" shall mean the entity named in Item 1 of the Declarations and any subsidiaries or affiliates thereof insured by the Followed Policy.

     D. The term "Policy Year" shall mean the period of one year following the inception of this policy or any anniversary, or, if the time between inception or any anniversary and the termination of this policy is less than one year, the lesser period. If the discovery period hereunder is exercised as a result of the cancellation of or refusal to renew this policy by the Insurer, such period shall be considered a separate Policy Year. If the discovery period is otherwise exercised, such period shall be part of the last Policy Year and not an additional period.

     E. The term "Underlying Limit" shall mean an amount equal to the aggregate of all limits of liability as set forth in Item 2 of the Declarations for all Underlying Policies, plus the uninsured retention, if any, applicable to the primary insurance as set forth in Item 2 of the Declarations.

     IN WITNESS WHEREOF, this policy has been mae, entered into and executed by the Insurer in Hamilton, Bermuda as of the date set forth in the Declarations.

A.C.E. INSURANCE COMPANY (BERMUDA) LTD.

By:  /s/CHARLES D. SMITH
     Charles D. Smith

Title: Senior Vice President- Underwriting


D & O 12-88 (B)                      6

                                   Endorsement No. 1 to
                                   A.C.E. Insurance Company (Bermuda) Ltd.
                                   Policy No. PG-6797D
                                   Insured Company:    THE PROCTER & GAMBLE
                                                       COMPANY


                         CANCELLATION ENDORSEMENT
                         ------------------------

                              (1 Year Policy)


     It is agreed and acknowledged that Section IV (F) of this policy is deleted in its entirety.

     It is further agreed and acknowledged that this policy shall not be subject to Clause 7 (Automatic Extension) of the Followed Policy.



     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, exclusions or limitations of the above-mentioned policy, except as expressly stated herein. This endorsement is part of such policy and takes effect as of June 30, 1993.



                                   /s/CHARLES D. SMITH
                                   ------------------------
                                   Authorized Representative

                   ADDITIONAL/RETURN PREMIUM        NIL



                       DISCOVERY PERIOD ENDORSEMENT

It is agreed and acknowledged that Section IV(A) (Discovery Period) is deleted and replaced in its entirety by the following:

IV(A)(1) If the INSURER or the Insured Company cancels or elects not to renew this POLICY, then the INSURED persons or INSURED company shall have the right, upon payment of an additional premium of 100% of the sum of all premiums otherwise paid or due for the POLICY YEAR in which such election is made, to a continuation of the reporting period of this POLICY in respect of any CLAIMS first made against the INSURED persons or INSURED company or any of them during a period (hereinafter referred to as the "Discovery Period") after the end of the Policy Period, but only if the CLAIMS are based on WRONGFUL ACTS alleged to have been committed prior to the end of the POLICY PERIOD. Such CLAIMS shall be deemed to have been made during the last POLICY YEAR provided that notification of each CLAIM is in accordance with Clause IV C below. The right to elect the Discovery Period shall terminate, however, unless written notice of such election together with the additional premium is received by the INSURER within ten (10) days after the end of the POLICY PERIOD. Any premium paid for the Discovery Period is not refundable.

     (2) The length of the Discovery Period shall be the same amount of time as the length of the POLICY PERIOD, subject to a maximum Discovery Period of one year.

     (3) The offer by the INSURER of renewal at a premium different from the premiums for the expiring POLICY YEAR shall not constitute an election by the INSURER not to renew this POLICY.

     (4) The Discovery Period does not reinstate or increase the LIMIT OF LIABILITY of this POLICY.



The effective date of this endorsement is June 30, 1993.
All other terms and conditions remain unchanged.
This endorsement is attached to and made a part of Policy No. PG-6797D of A.C.E. INSURANCE COMPANY (BERMUDA) LTD.


Issued to: THE PROCTER & GAMBLE COMPANY

Date of Issue:  March 15, 1994



End. No. 2                         By   /s/CHARLES D. SMITH
                                        Authorized Representative

                         ADDITIONAL/RETURN PREMIUM     NIL

                    CLAUSE III B AMENDATORY ENDORSEMENT
                    -----------------------------------


In consideration of the premium charged it is hereby understood and agreed that Clause IIIB (i) and (ii) is amended to read as follows:

B. It is a condition of this policy that the Followed Policies shall be maintained in full effect with solvent insurers during the policy period listed in Item 2 of the Declarations except for any reduction or exhaustion of the aggregate limits contained therein by reason of Loss paid thereunder (as provided for in Section II (C) above). Unless the Insurer otherwise agrees in writing, this policy shall: (i) immediately and automatically terminate on the date any of the Followed Policies ceases to be in full effect; and (ii) automatically terminate 30 days following the date an insurer of any Followed Policy becomes subject to a receivership, liquidation, dissolution, rehabilitation or any similar proceeding or is taken over by any regulatory authority unless the Insured Company obtains replacement coverage for such Followed Policy within such 30 day period. In the event this policy automatically terminates pursuant to this Section III(B), the Insurer shall retain the pro-rata proportion of the premium. Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of such termination, but such payment shall be made as soon as practicable.










The effective date of this endorsement is June 30, 1993
All other terms and conditions remain unchanged.
This endorsement is attached to and made a part of Policy No. PG-6797D of A.C.E. INSURANCE COMPANY (BERMUDA) LTD.


Issued to: THE PROCTER & GAMBLE COMPANY

Date of Issue:  March 15, 1994



End No. 3                          By   /s/CHARLES D. SMITH
                                        Authorized Representative

END.D.1.-7/91

                         ADDITIONAL/RETURN PREMIUM      $ NIL

IT IS UNDERSTOOD AND AGREED THAT SECTION II - A & C IS REPLACED BY THE
FOLLOWING:

     A. IT IS EXPRESSLY AGREED THAT LIABILITY FOR ANY COVERED LOSS WITH RESPECT TO CLAIMS FIRST MADE IN EACH POLICY YEAR SHALL ATTACH TO THE INSURER ONLY AFTER THE INSURERS OF THE UNDERLYING POLICIES, THE INSURED COMPANY AND/OR THE INSURED PERSONS SHALL HAVE PAID, IN THE APPLICABLE LEGAL CURRENCY, THE FULL AMOUNT OF THE UNDERLYING LIMITS FOR SUCH POLICY YEAR. THE INSURER SHALL THEN BE LIABLE TO PAY ONLY COVERED LOSS IN EXCESS OF SUCH UNDERLYING LIMIT UP TO ITS AGGREGATE LIMIT OF LIABILITY AS SET FORTH IN ITEM 5 OF THE DECLARATIONS, WHICH SHALL BE THE MAXIMUM AGGREGATE LIABILITY OF THE INSURER UNDER THIS POLICY WITH RESPECT TO ALL CLAIMS FIRST MADE IN EACH POLICY YEAR AGAINST ALL INSURED PERSONS IRRESPECTIVE OF THE TIME OF PAYMENT BY THE INSURER.

     C. IN THE EVENT AND ONLY IN THE EVENT OF THE REDUCTION OR EXHAUSTION OF THE UNDERLYING LIMITS BY REASON OF THE INSURERS OF THE UNDERLYING POLICY, THE INSURED COMPANY AND/OR THE INSURED PERSONS PAYING, IN THE APPLICABLE LEGAL CURRENCY, LOSS OTHERWISE COVERED HEREUNDER, THIS POLICY SHALL: (i) IN THE EVENT OF REDUCTION, PAY EXCESS OF THE REDUCED UNDERLYING LIMIT, AND (ii) IN THE EVENT OF EXHAUSTION, CONTINUE IN FORCE AS PRIMARY INSURANCE; PROVIDED ALWAYS THAT IN THE LATTER EVENT THIS POLICY SHALL ONLY PAY EXCESS OF THE RETENTION APPLICABLE TO THE PRIMARY INSURANCE AS SET FORTH IN ITEM 2 OF THE DECLARATIONS, WHICH RETENTION SHALL BE APPLIED TO ANY SUBSEQUENT LOSS IN THE SAME MANNER AS SPECIFIED IN SUCH PRIMARY INSURANCE.

NOTHING HEREIN CONTAINED SHALL BE HELD TO VARY, ALTER, WAIVE OR EXTEND ANY OF THE TERMS, CONDITIONS, EXCLUSIONS OR LIMITATIONS OF THE ABOVE-MENTIONED POLICY, EXCEPT AS EXPRESSLY STATED HEREIN.









The effective date of this endorsement is June 30, 1993
All other terms and conditions remain unchanged.
This endorsement is attached to and made a part of Policy No. PG-6797D of A.C.E. INSURANCE COMPANY (BERMUDA) LTD.

Issued to:  THE PROCTER & GAMBLE COMPANY

Date of Issue:  March 15, 1994


End No. 4                          By  /s/CHARLES D. SMITH
                                       Authorized Representative

                         ADDITIONAL/RETURN PREMIUM      NIL

               DIRECTORS AND OFFICERS LIABILITY ENDORSEMENT
               --------------------------------------------

In consideration of the premium charged it is hereby agreed and acknowledged that coverage afforded by this Policy is only in respect of Directors and Officers Liability and not Company Reimbursement.
































The effective date of this endorsement is June 30, 1993
All other terms and conditions remain unchanged.
This endorsement is attached to and made a part of Policy No. PG-6797D of A.C.E. INSURANCE COMPANY (BERMUDA) LTD.


Issued to: THE PROCTER & GAMBLE COMPANY

Date of Issue:  March 15, 1994



End No. 5                          By   /s/CHARLES D. SMITH
                                        Authorized Representative

                         ADDITIONAL/RETURN PREMIUM     NIL



In consideration of the premium charged, it is hereby understood and agreed that Item 1 on the declarations "INSURED COMPANY" is amended to include:-


     "OFFICERS OF OPERATING UNITS OF PROCTER & GAMBLE COMPANY"


























The effective date of this endorsement is June 30, 1993

All other terms and conditions remain unchanged.
This endorsement is attached to and made a part of Policy No. PG-6797D of A.C.E. INSURANCE COMPANY (BERMUDA) LTD.


Issued to: THE PROCTER & GAMBLE COMPANY

Date of Issue:  March 15, 1994



End No. 6                          By   /s/CHARLES D. SMITH
                                        Authorized Representative